[LETTERHEAD OF ARTHUR ANDERSEN LLP]


May 18, 1999


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated May 13, 1999, of FBR Capital Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Copy to:  Mr. Phillip R. Shumway, FBR Capital Corporation